AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION

            THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION (“Agreement”) is made as of March 1, 2017, by Stadion Investment Trust, a Delaware statutory trust (the “Trust”), on behalf of its Stadion Managed Risk 100 Fund (the “Target Fund”) and Stadion Tactical Defensive Fund (the “Survivor Fund” and the Target Fund and the Survivor Fund are sometimes referred to herein, each as a “Fund” and collectively, as the “Funds.”), and, solely for the purposes of paragraph 5, Stadion Money Management, LLC, adviser to the Funds (the “Adviser”). Notwithstanding anything to the contrary contained herein, (1) the agreements, covenants, representations, warranties, actions, and obligations (collectively, “Obligations”) of and by each Fund -- and of and by the Trust on a Fund’s behalf -- shall be the Obligations of that Fund only, (2) all rights and benefits created hereunder in favor of a Fund shall inure to and be enforceable by the Trust on that Fund’s behalf, and (3) in no event shall any other series of the Trust or the assets thereof be held liable with respect to the breach or other default by an obligated Fund or the Trust of its Obligations set forth herein.

            The Trust wishes to effect a reorganization described in section 368(a) of the Internal Revenue Code of 1986, as amended (“Code”) (all “section” references are to the Code, unless otherwise noted), and intends this Agreement to be, and adopts it as, a “plan of reorganization” within the meaning of the regulations under the Code (“Regulations”). The reorganization will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Target Fund to the Survivor Fund in exchange solely for (a) shares of beneficial interest of the Survivor Fund (“Survivor Fund Shares”), as described herein, and (b) the assumption by the Survivor Fund of all liabilities of the Target Fund, and (2) the subsequent distribution of the corresponding Survivor Fund Shares (which shall then constitute all of the assets of the Target Fund) pro rata to the shareholders in exchange for their shares of beneficial interest of the Target Fund in complete liquidation thereof, and (3) terminating the Target Fund, all on the terms and conditions set forth herein (the foregoing transaction being referred to herein collectively as a “Reorganization”).

            The Trust’s board of trustees (the “Board”), including a majority of the Board’s trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) (“Non-Interested Persons”) of the Trust, (1) has duly adopted and approved this Agreement and the transactions contemplated hereby, (2) has duly authorized performance thereof on the  Funds’ behalf by all necessary Board action, and (3) has determined that participation in the Reorganization is in the best interests of each Fund and, in the case of the Target Fund, that the interests of the existing shareholders thereof will not be diluted as a result of the Reorganization.

Target Fund’s issued and outstanding shares are divided into three classes: Class A shares, Class C shares and Class I shares (“Target Fund Class A Shares”, “Target Fund Class C Shares” and “Target Fund Class I Shares”, respectively, and together, “Target Fund Shares”). Survivor Fund’s issued and outstanding shares are also divided into three classes of shares: Class A shares, Class C shares and Class I shares (“Survivor Fund Class A Shares”, “Survivor Fund Class C Shares” and “Survivor Fund Class I Shares”, respectively).

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            In consideration of the mutual promises contained herein, the parties agree as follows:

1.                  PLAN OF REORGANIZATION AND TERMINATION

1.1              Subject to the requisite approval of the Target Fund’s shareholders and the terms and conditions set forth herein, the Target Fund shall assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 (“Assets”) to the Survivor Fund. In exchange therefor, the Survivor Fund shall:

(a)                issue and deliver to Target Fund the number of full and fractional: (1) Survivor Fund Class A Shares having an aggregate net asset value (“NAV”) equal to the aggregate NAV of all full and fractional Target Fund Class A Shares then outstanding; (2) Survivor Fund Class C Shares having an aggregate NAV equal to the aggregate NAV of all full and fractional Target Fund Class C shares then outstanding; and (3) Survivor Fund Class I Shares having an aggregate NAV equal to the aggregate NAV of all full and fractional Target Fund Class I shares then outstanding (the Survivor Fund shares exchanged hereby referred to as the “Exchanged Survivor Fund Shares”); and

(b)               assume all of the Target Fund’s liabilities described in paragraph 1.3 (“Liabilities”).

Those transactions shall take place at the Closing (as defined in paragraph 2.1).

1.2              The Assets shall consist of all assets and property of every kind and nature, without limitation, including all cash, cash equivalents, securities, commodities, futures interests, receivables (including, without limitation, interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, tax carryovers, and books and records the Target Fund owns at the Effective Time (as defined in paragraph 2.1) and any deferred and prepaid expenses shown as assets on the Target Fund’s books at that time.

1.3              The Liabilities shall consist of all of the Target Fund’s liabilities, whether accrued or contingent, known or unknown, existing at the Effective Time whether or not they are reflected on the Statement of Assets and Liabilities; debts, obligations, and duties existing at the Effective Time, excluding Reorganization Expenses (as defined in paragraph 5, which are borne by the Adviser).

1.4              At the Effective Time (or as soon thereafter as is reasonably practicable), the Target Fund shall distribute the Survivor Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record determined at the Effective Time (each, a “Shareholder”), in proportion to their Target Fund Shares then held of record and in constructive exchange therefor, and will completely liquidate. That distribution shall be accomplished by the Trust’s transfer agent opening accounts on Survivor Fund’s shareholder records in the names of the Shareholders (except Shareholders in whose names accounts thereon already exist) and transferring those Survivor Fund Shares to those newly opened and existing accounts. Each Shareholder’s newly opened or existing account shall be credited with the respective pro rata number of full and fractional Survivor Fund Shares due that Shareholder, by class (i.e., the account

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for each Shareholder that holds Target Fund Class A Shares shall be credited with the respective pro rata number of Survivor Fund Class A Shares due that Shareholder, the account for each Shareholder that holds Target Fund Class C Shares shall be credited with the respective pro rata number of Survivor Fund Class C Shares due that Shareholder and the account for each Shareholder that holds Target Fund Class I Shares shall be credited with the respective pro rata number of Survivor Fund Class I Shares due that Shareholder). The aggregate NAV of Survivor Fund Shares to be so credited to each Shareholder’s account shall equal the aggregate NAV of the Target Fund Shares that Shareholder owned at the Effective Time.

1.5              The value of the Target Fund’s net assets (the assets to be acquired by the Survivor Fund hereunder, net of liabilities assumed by the Survivor Fund) shall be the value of such net assets computed as of the close of business on the Closing Date, using the valuation procedures set forth in the Target Fund’s then current prospectus and statement of additional information.  For purposes of the Reorganization, the net asset value per share of the Survivor Fund Shares shall be equal to the Survivor Fund's net asset value per share computed as of the close of business on the Closing Date, using the valuation procedures set forth in the Survivor Fund’s prospectus and statement of additional information. All computations of value and NAV shall be made by ALPS Fund Services, Inc. in accordance with its regular practice of pricing the shares and assets of each Fund.

1.6              Any transfer taxes payable on the issuance and transfer of the Exchanged Survivor Fund Shares in a name other than that of the registered holder on the Target Fund’s shareholder records of the Target Fund Shares actually or constructively exchanged therefor shall be paid by the transferee thereof, as a condition of that issuance and transfer.

1.7              After the Effective Time, the Target Fund shall not conduct any business except in connection with its dissolution and termination. As soon as reasonably practicable after distribution of the Exchanged Survivor Fund Shares pursuant to paragraph 1.4: (a) the Target Fund shall be terminated as a series of the Trust and (b) the Trust shall make all filings and take all other actions in connection therewith necessary and proper to effect the Target Fund’s complete dissolution.

2.                  CLOSING AND EFFECTIVE TIME

2.1              Unless the parties agree otherwise, all acts necessary to consummate the Reorganization (“Closing”) shall be deemed to take place simultaneously as of immediately after the close of business (4:00 p.m., Eastern Time) on such date as the parties may agree (“Effective Time”).

2.2              The Trust shall obtain confirmation from the custodian of Target Fund’s assets that (a) the Assets it holds will be transferred to Survivor Fund at the Effective Time, (b) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made, and (c) the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by the Target Fund to the Survivor Fund, as reflected on the Survivor Fund’s books immediately after the Effective Time, does or will conform to that information on the Target Fund’s books immediately before the Effective Time.

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2.3              The Trust shall obtain verification from its transfer agent: (a) that the Target Fund’s shareholder records contain each Shareholder’s name and address and the number of full and fractional outstanding Target Fund Shares that each such Shareholder owns at the Effective Time; and (2) as to the opening of accounts on the Survivor Fund’s shareholder records in the names of the Shareholders; and (b) that the Survivor Fund Shares to be credited to Target Fund at the Effective Time have been credited to the Target Fund’s account on those records.

3.                  REPRESENTATIONS AND WARRANTIES

3.1              The Trust, on the Target Fund’s behalf, represents and warrants as follows:

(a)                The Target Fund is a duly established and designated series of the Trust;

(b)               The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of the Trust’s Board; and this Agreement constitutes a valid and legally binding obligation of the Trust, with respect to the Target Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

(c)                At the Effective Time, the Trust will have good and marketable title to the Assets for the Target Fund’s benefit and full right, power, and authority to sell, assign, transfer, and deliver the Assets hereunder free of any liens or other encumbrances (except securities that are subject to “securities loans,” as referred to in section 851(b)(2), or that are restricted as to resale by their terms); and on delivery and payment for such Assets, the Trust, on the Survivor Fund’s behalf, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including restrictions that might arise under the Securities Act of 1933, as amended (“1933 Act”);

(d)               All issued and outstanding Target Fund Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by the Trust and have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; all issued and outstanding Target Fund Shares will, at the Effective Time, be held by the persons and in the amounts set forth on the Target Fund’s shareholder records, as provided in paragraph 2.3; and the Target Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Target Fund Shares, nor are there outstanding any securities convertible into any Target Fund Shares;

(e)                The Target Fund is not under the jurisdiction of a court in a “title 11 or similar case” (as defined in section 368(a)(3)(A));

(f)                Not more than 25% of the value of the Target Fund’s total assets (excluding cash, cash items, Government securities and securities of other registered investment

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companies (“RIC”)) is invested in the stock and securities of any one issuer, and not more than 50% of the value of those assets is invested in the stock and securities of five or fewer issuers; and

(g)                The Survivor Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

3.2              The Trust, on the Survivor Fund’s behalf, represents and warrants as follows:

(a)                The Survivor Fund is a duly established and designated series of the Trust;

(b)               The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of the Trust’s Board; and this Agreement constitutes a valid and legally binding obligation of the Trust, with respect to the Survivor Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

(c)                No consideration other than Exchanged Survivor Fund Shares (and Survivor Fund’s assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

(d)               The Survivor Fund is not (and will seek not to be) classified as a partnership, and instead is (and will seek to be) classified as an association that is taxable as a corporation, for federal tax purposes and has elected the latter classification by filing Form 8832 with the Internal Revenue Service or is (and will seek to be) a “publicly traded partnership” (as defined in section 7704(b)) that is treated as a corporation; the Survivor Fund is a “fund” (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1)) and has not taken and will not take any steps inconsistent with its qualification as such or its qualification and eligibility for treatment as a RIC under sections 851 and 852;

(e)                The Exchanged Survivor Fund Shares to be issued and delivered to the Target Fund for the Shareholders’ accounts, pursuant to the terms hereof: (1) are duly authorized and duly registered under the federal securities laws, and appropriate notices respecting them have been duly filed under applicable state securities laws; and (2) are duly and validly issued and outstanding Survivor Fund Shares and will be fully paid and non-assessable by the Trust;

(f)                There is no plan or intention for the Survivor Fund to be dissolved or merged into another business or statutory trust or a corporation or any “fund” thereof (as defined in section 851(g)(2)) following the Reorganization;

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(g)                Immediately after the Reorganization: (1) not more than 25% of the value of the Survivor Fund’s total assets (excluding cash, cash items, Government securities and securities of other RICs) will be invested in the stock and securities of any one issuer; and (2) not more than 50% of the value of those assets will be invested in the stock and securities of five or fewer issuers; and

(h)               Immediately after the Effective Time, the Survivor Fund will not be under the jurisdiction of a court in a “title 11 or similar case” (as defined in section 368(a)(3)(A)).

4.                  CONDITIONS PRECEDENT

The obligations hereunder shall be subject to: (a) performance by the Trust of all its obligations to be performed hereunder at or before the Closing; (b) all representations and warranties of the Trust contained herein being true and correct in all material respects at the date hereof and, except as they may be affected by the transactions contemplated hereby, at the Effective Time, with the same force and effect as if made at that time; (c) this Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the Trust’s Board and by the Target Fund’s shareholders; and (d) all necessary filings shall have been made with the Securities and Exchange Commission and state securities authorities.  At any time before the Closing, the Trust may waive any of the foregoing conditions if, in the judgment of its Board, such waiver will not have a material adverse effect on Fund shareholders’ interests.

5.                  EXPENSES

All expenses of the Reorganization that are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) (the “Reorganization Expenses”) will be borne by the Adviser. The Reorganization Expenses may include: (1) costs associated with obtaining any necessary order of exemption from the 1940 Act, and printing and distributing Survivor Fund’s prospectus and the Target Fund’s proxy materials; (2) legal and accounting fees; (3) transfer agent and custodian conversion costs; (4) transfer taxes for foreign securities; (5) proxy solicitation costs; (6) any state Blue Sky fees; (7) expenses of holding a meeting of the shareholders of the Target Fund (including any adjournments thereof), but exclude brokerage expense; and (8) costs of terminating the Target Fund. Notwithstanding the foregoing, expenses shall be paid by the Fund directly incurring them if and to the extent that the payment thereof by another person would result in that Fund’s disqualification as a RIC or would prevent the Reorganization from qualifying as a tax-free reorganization.

6.                  TERMINATION

This Agreement may be terminated by the Trust at any time at or before the Closing.

7.                  AMENDMENTS

The Trust may amend, modify, or supplement this Agreement at any time in any manner, notwithstanding the Target Fund’s shareholders’ approval thereof; provided that, following that approval no such amendment, modification, or supplement shall have a material adverse effect on the Shareholders’ interests.

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8.                  SEVERABILITY

Any term or provision hereof that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms and provisions hereof in any other jurisdiction.

9.                  MISCELLANEOUS

9.1              This Agreement shall be governed by and construed in accordance with the internal laws of Delaware, without giving effect to principles of conflicts of laws; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

9.2              Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than the Trust, on each Fund’s behalf, and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

9.3              Notice is hereby given that this instrument is executed and delivered on behalf of the Trust’s trustees solely in their capacities as trustees, and not individually, and that the Trust’s obligations under this instrument are not binding on or enforceable against any of its trustees, officers, shareholders, or series other than the respective Fund but are only binding on and enforceable against its property attributable to and held for the benefit of the respective Fund (“Fund’s Property”) and not its property attributable to and held for the benefit of any other series thereof. The Trust, in asserting any rights or claims under this Agreement on its or a respective Fund’s behalf, shall look only to the other Fund’s Property in settlement of those rights or claims and not to the property of any other series of the Trust.

(Signature page follows.)

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first written above.

STADION INVESTMENT TRUST, on behalf of the Stadion Managed Risk 100 Fund

By: /s/Judson P. Doherty

      Judson P. Doherty, President

STADION INVESTMENT TRUST, on behalf of the Stadion Tactical Defensive Fund

By: /s/ Judson P. Doherty

      Judson P. Doherty, President

Solely for purposes of paragraph 5

STADION MONEY MANAGEMENT, LLC

By: /s/ Judson P. Doherty

      Judson P. Doherty, President

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